                                                                   EXHIBIT 10.18
                                                                   -------------

                                                                     Consol Inc.
                                                                    Consol Plaza
                                                            1800 Washington Road
                                                           Pittsburgh, PA  15241
                                                                  (412) 831-4000



                                                               December 11, 1997


Mr. J. Brett Harvey
Interwest Mining Company
One Utah Center - Suite 2300
201 South Main Street
Salt Lake City, Utah  84140-0023


Dear Brett:


          This Letter Agreement (the "Agreement") sets forth the terms and conditions under which you will be employed as President and Chief Executive Officer of both Consol Energy Inc., a Delaware corporation ("CEI"), and its wholly-owned subsidiary, Consol Inc., a Delaware corporation ("CI").

          1.   Definitions.
               -----------

          As used in this Agreement, the following terms shall have the meanings given below, respectively:

          "Affiliate" shall mean CEI, CI, and any corporation controlled by CEI or CI, or both of them, directly or indirectly.

          "Term" shall mean the period commencing January 1, 1998, and ending on December 31, 2002, subject to earlier termination as provided in Section 3 hereof.

          "Shareholders Agreement" shall mean that shareholders agreement, dated December 6, 1991, as amended, among the shareholders of CEI.

          2.   Term and Responsibilities.
               -------------------------

          (a) During the Term, you will be an employee of CI, and serve as its President and Chief Executive Officer. During the Term, the shareholders of CEI undertake

Mr. J. Brett Harvey
December 11, 1997
Page 2


to elect you as a director of CEI, to cause your election as a director of CI, and to cause the Boards of CEI and CI to elect you as Chief Executive Officer and President of both Corporations. You hereby agree to accept such employment and such positions.

          (b) During the Term you will hold identical offices and directorships in both CEI and CI, and you will serve those corporations accordingly. You hereby confirm that you have been provided with a copy of the By-laws of each of CEI and CI and, with respect to each of the offices and directorships specified above, you will have the rights and duties stated in said By-laws for said offices, respectively. You also confirm that you have been provided with a copy of the Shareholders Agreement, including Annex G thereto, and, to the extent that instrument affects the conduct of any of the offices or directorships of CEI or CI you may hold hereunder, you agree to be bound thereby.

          (c) During the Term, you will devote the necessary business time and attention, and use your best efforts consistent with your current skills, exclusively to furthering the business and affairs of CEI, CI and their Affiliates. Without the prior written consent of the Boards of each of CEI and CI, you will not serve on any other board of directors, or devote time to or make, directly or indirectly, personal investments in any other entity that would lessen your ability to perform your obligations hereunder or violate conflict-of-interest rules of CEI, CI or their Affiliates.

          (d) In your capacities as President and Chief Executive Officer of CEI and CI, you will have charge and supervision of the business and affairs of CEI, CI and their Affiliates, subject at all times to the direction and control of the respective CEI and CI Boards. You will keep both Boards informed concerning the business affairs of CEI, CI, and their Affiliates, you shall report directly to the respective Boards of CEI and CI, and you shall operate within the policies, strategic plans and financial goals approved by such Boards.

          3.  Termination.
              -----------

          (a) Your engagement hereunder will terminate in every capacity (a)
                                                                         ---
upon your death, or your sustaining a disability that would make you eligible for disability pension under the CI Employee Retirement Plan (the "ERP"), (b)
                                                                          ---
effective at any time, by at least ninety (90) days' advance written notice given by either party to the other; provided, that, the Board of CI shall have
                                    --------  ----
the right to terminate your employment for "cause" (as defined in paragraph (c) below) at any time by written notice specifying the reason for such termination.

          (b) In the event of termination of your employment hereunder during the Term for any reason other than (i) termination by CI for cause (as defined in paragraph (c)

Mr. J. Brett Harvey
December 11, 1997
Page 3


below) or (ii) your resignation, your then current base salary shall continue to be paid to you (or your estate, in event of your death) until the end of the Term, plus a one-time payment in an amount equal to any incentive compensation received in the preceding twelve months. In such event, you (or your estate, in the event of your death) shall also he entitled for purposes of the ERP to receive service credit for the remainder of the Term.

          (c) For purposes of this Agreement, "cause" shall mean (i) gross negligence detrimental to CEI, CI or their Affiliates, or willful misconduct;
(ii) the commission of a felony or other crime involving moral turpitude; or
(iii) such personal misconduct by you as shall bring CEI, CI or their Affiliates into disrepute. In the event of termination for cause, your compensation and benefits shall cease and terminate at the end of the month in which the notice of termination was given.

          4.  Compensation.
              ------------

          (a) Base Salary.
              -----------

          As compensation for your services during the Term, CI shall pay to you in equal monthly installments, a base salary at an annual rate of $390,000, with such additional amounts as may be determined from time to time by the Board of CI in its sole discretion. Any increase in base salary approved by the Board of CI will not be subsequently reduced or eliminated without your consent.

          (b) Incentive Compensation.
              ----------------------

          For services rendered during the Term, you will be eligible to participate in all incentive compensation programs for senior management of CI, including the short-term and long-term incentive pay programs, subject to their respective terms and conditions.

          (c) Benefit Plans.
              -------------

          For services rendered during the Term, you will be eligible for all employee benefit plans and policies applicable to salaried employees of CI. For purposes of the ERP, you will be allotted eleven (11) years of additional service credit, representing your years of employment at PacifiCorp and its affiliated companies ("PacifiCorp"). It is agreed, however, that there shall be deducted from the amount of any benefit payable to you under the ERP, an amount equal to the aggregate amount of any benefits payable to you pursuant to the any retirement or similar plans of PacifiCorp.

Mr. J. Brett Harvey
December 11, 1997
Page 4

          5.  Confidentiality and Non-Competition.
              -----------------------------------

          (a) Except as required in furtherance of the business of CEI and CI and their Affiliates, you agree that so long as you are entitled to receive compensation under Section 4 hereof you will not at any time, reveal, divulge or make known, either directly or through another, to any person, firm or corporation, any confidential information received by you at any time touching the operations or the financial, business or other affairs of CEI, CI or any of their Affiliates or any customer or supplier of any of them; provided, that
                                                             --------
confidential information shall not include any information which (i) is known
                                                                 ---
generally to the public other than as a result of unauthorized disclosure by you, (ii) becomes available to you on a non-confidential basis from a source
     ----
other than CEI, CI or any of their Affiliates, or (iii) was available to you on
                                                  -----
an non-confidential basis prior to its disclosure to you by CEI, CI or any of their Affiliates.

          (b) You agree that, for a period of twelve (12) months after the termination of your engagement hereunder, you will not directly or indirectly participate in any attempt to hire or solicit the employment of any person who was at such termination, an employee, officer or director of CEI, CI or any of their Affiliates.

          (c) You agree that so long as you are entitled to receive compensation under Section 4 hereof, you will not be a consultant, director, officer or employee or have any interest either directly or indirectly in any individual, partnership, corporation or other entity which is engaged in a business competitive with the business of CEI, CI or any of their Affiliates in the United States or Canada; provided, that the foregoing shall not prohibit the
                         --------
ownership by you of less than 5% of any class of outstanding voting securities (or any options, warrants or rights to acquire such securities or any securities convertible into such securities) of any corporation.

          6.  Binding Agreement.
              -----------------

          The provisions of this Agreement shall be binding on you and CEI, CI and their successors and assigns. You hereby acknowledge that the undertakings hereunder are unique to you, and any purported assignment by you without CEI's and CI's prior written consent shall be void.

          7.  Miscellaneous.
              -------------

          This Agreement shall be governed by and construed in accordance with the laws of Pennsylvania. If any provision hereof shall for any reason be held to be invalid,

Mr. J. Brett Harvey
December 11, 1997
Page 5


illegal or unenforceable in any respect, it shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If any provision hereof shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting or reducing it to the extent necessary to render it enforceable under then current law. This Agreement shall supersede all prior understanding between you and CEI and CI as to the terms of your employment. No waiver by any party of the breach by the other of any provision hereof shall be deemed a waiver of any later or other breach hereof, or a waiver of any other provision hereof. This Agreement sets forth all the terms and understandings between the parties with respect to the subject matter hereof and may not be waived, amended, discharged or terminated orally or by any course of dealing by the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought to be enforced.

Mr. J. Brett Harvey
December 11, 1997
Page 6


          If the foregoing meets with your approval, please so indicate by signing both copies of this Agreement and returning one to the attention of the undersigned, whereupon it shall become a legally binding agreement among you, CEI and CI.

                                             Very truly yours,



                                             CONSOL ENERGY INC.



                                             By: /s/ B. R. Brown
                                                 ------------------------
                                                 Chairman



                                             CONSOL INC.



                                             By: /s/ B. R. Brown
                                                 ------------------------
                                                 Chairman



AGREED to as of the date
first above written.



By: /s/ J. Brett Harvey
   -----------------------
    J. Brett Harvey

Mr. J. Brett Harvey
December 11, 1997
Page 7


          The undersigned constitute all of the Shareholders of CEI, and agree to cause the election of J. Brett Harvey to the offices and directorships specified in the foregoing letter agreement, dated December 11, 1997, subject to the terms and conditions thereof.

DUPONT ENERGY COMPANY


By: /s/ ILLEGIBLE SIGNATURE
    -----------------------------

Title:  DEC's Senior CEI Director
      ---------------------------



RHEINBRAUN AG


By: /s/ Dr. Dieter Henning
    -----------------------------

Title: Vorsitzendes des Vorstandes
      ----------------------------


By: /s/ Bernd J. Breloer
    -----------------------------

Title:  Mitglied des Vorstandes
      ---------------------------



RHEINBRAUN US GMBH


By: /s/ Dr. Peter Kausch
    -----------------------------

Title:  Geschaftsfuhrer
      ---------------------------


By:  /s/ Dr. Rolf Zimmerman
    -----------------------------

Title:  Geschaftsfuhrer
      ---------------------------